UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 19, 2011
Diamond Offshore Drilling, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-13926	76-0321760

(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)
15415 Katy Freeway
Houston, Texas 77094

(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (281) 492-5300
Not Applicable

(Former name or former address, if changed since last report)
     Check the appropriate line below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EX-99.1

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(d) On July 19, 2011, the Board of Directors (“Board”) of Diamond Offshore Drilling, Inc. (the “Company”) increased the number of directors constituting the entire Board from nine directors to ten and appointed Ambassador Clifford M. Sobel to the Board. The Board determined that Ambassador Sobel is an independent director under New York Stock Exchange listing standards. Ambassador Sobel will receive prorated compensation for his service on the Board in accordance with the Company’s standard compensatory arrangements for non-employee directors, including an annual cash retainer of $50,000 paid to all directors who are not employees of the Company or any of its subsidiaries or of Loews Corporation, a quarterly award of 1,000 stock appreciation rights in accordance with the terms of the Company’s Stock Option Plan, beginning in October 2011, to each director who is not an employee of the Company, and as otherwise described under the caption “Director Compensation” in the Company’s proxy statement for its 2011 Annual Meeting of Stockholders, which description is incorporated herein by reference except as modified above.
     A copy of the Company’s press release announcing Ambassador Sobel’s appointment is included as an exhibit to this report.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits.

Exhibit number	Description

99.1	Press Release dated July 22, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMOND OFFSHORE DRILLING, INC.
By:	/s/ William C. Long
William C. Long
Senior Vice President, General Counsel and Secretary

Dated: July 22, 2011

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